Exhibit 10.28

NONQUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE directorS
UNDER the Terran Orbital Corporation
2021 Omnibus INCENTIVE PLAN

Name of Optionee:

No. of Option Shares:

Option Exercise Price per Share: $

[FMV on Grant Date]

Grant Date:

Expiration Date:
[No more than 10 years]

Pursuant to the Terran Orbital Corporation 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), Terran Orbital Corporation (together with any successor thereto, the “Company”) hereby grants to the Optionee named above, who is a non-employee member of the Board, an option (this “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of common stock, par value $0.0001 per share of the Company (the “Stock”), specified above (“Option Shares”) at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Nonqualified Stock Option Agreement (this “Agreement”) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended.

1.
Vesting and Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become vested and exercisable. Except as set forth below, and subject to the discretion of the Committee (as defined in Section 2(h) of the Plan) to accelerate the vesting and exercisability schedule hereunder, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on the dates indicated so long as the Optionee remains in Continuous Service with the Company or one of its Affiliates through such dates:

Incremental Number of Option Shares Vested and Exercisable	Exercisability Date
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________
_____________ (___%)	____________

Notwithstanding anything herein to the contrary, 100% of the Option Shares shall become immediately vested and exercisable immediately prior to a Change in Control, provided that the Optionee remains in Continuous Service through such date.

Once vested and exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.
Manner of Exercise.
(a)
The Optionee may exercise this Stock Option, to the extent vested, only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Committee of the Optionee’s election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check; (ii) by delivery of shares of Stock having a value equal to the exercise price; (iii) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations; or (iv) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Optionee shall receive (1) the number of shares of Stock underlying the Option so exercised, reduced by (2) the number of shares of Stock equal to (A) the aggregate exercise price of the Option for the portion so exercised divided by (B) the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

The transfer to the Optionee on the records of the Company or of the transfer agent of the exercised Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for such Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)
The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such acquired shares of Stock.
(c)
The minimum number of shares of Stock with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares remaining subject to exercise under this Stock Option at the time.
(d)
Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.
Termination of Service Relationship. Upon the Optionee’s termination of Continuous Service prior to the Expiration Date, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a)
Termination Due to Death. If the Optionee’s termination of Continuous Service is due to the Optionee’s death, any portion of this Stock Option outstanding on the date of the Optionee’s death, to the extent vested and exercisable on such date, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of the Optionee’s death or, if earlier, until the Expiration Date. Any portion of this Stock Option that is not vested and exercisable on the date of the Optionee’s death shall terminate immediately upon such date and be of no further force or effect.
(a)
Other Termination. If the Optionee’s termination of Continuous Service is for any reason other than the Optionee’s death, any portion of this Stock Option outstanding on such date of termination may be exercised, to the extent vested and exercisable on the date of termination, for a period of [six months] from the date of termination or, if earlier, until the Expiration Date. Any portion of this Stock Option that is not vested and exercisable on the date of termination of Continuous Service shall terminate immediately upon such termination of Continuous Service and be of no further force or effect.
(b)
Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 3(a) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

4.
Non-Transferability. This Agreement, and the Stock Option granted hereunder, are personal to the Optionee, non-assignable and not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.
5.
Tax Obligations. The Optionee shall be solely responsible for satisfying any applicable federal, state and local tax obligations and non-U.S. tax obligations in connection with this Stock Option, whether upon exercise or otherwise.
6.
No Obligation to Continue Service Relationship. Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance as a member of the Board or in any other service relationship with the Company or any of its Affiliates.
7.
Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
8.
Data Privacy Consent. As a condition of receipt of this Stock Option, the Optionee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 9 by and among, as applicable, the Company and its Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Optionee’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about the Optionee, including, but not limited to, the Optionee’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Optionee’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Optionee’s participation in the Plan. Recipients of the Data may be located in the Optionee’s country or elsewhere, and the Optionee’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, the Optionee authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Optionee may elect to deposit any shares of Stock. The Data related to a Optionee will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Optionee’s participation in the Plan. The Optionee may, at any time, view the Data held by the Company with respect to the Optionee, request additional information about the storage and processing of the Data with respect to the Optionee, recommend any necessary corrections to the Data with respect to the Optionee, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting the Optionee’s local human resources representative. The Company may cancel the Optionee’s eligibility to participate in the Plan, and in the Committee’s discretion, the Optionee may forfeit any outstanding Awards if the Optionee refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, the Optionee may contact their local human resources representative.
1.
Additional Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Continuous Service” shall mean that the Participant’s service with the Company or its Affiliates, whether as an employee, director or Consultant is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders service to the Company or its Affiliates as an employee, director or consultant or a change in the entity for which the Participant renders service, provided that there is no interruption or termination of the Participants Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.

9.
Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

TERRAN ORBITAL CORPORATION

By:

Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:

Optionee’s Signature

Optionee’s name and address: